                                                                    Exhibit 19.1

       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                               AS OF MAY 31, 2000


AGGREGATE RECEIVABLES BALANCE             NUMBER OF           PERCENT OF                    AGGREGATE          PERCENT OF
                                              ACCTS            NUMBER OF                  RECEIVABLES           AGGREGATE
                                                                   ACCTS                      BALANCE         RECEIVABLES
                                                                                                                  BALANCE
1.      5,000 or less                        18,045               62.61%               $31,509,885.69               5.51%

2.      5,000 -    10,000                     3,921               13.60%               $27,926,758.37               4.88%

3.     10,000 -    25,000                     3,560               12.35%               $55,972,961.51               9.78%

4.     25,000 -    50,000                     1,561                5.42%               $54,068,860.94               9.45%

5.     50,000 -    75,000                       559                1.94%               $34,297,550.62               5.99%

6.     75,000 -   100,000                       285                0.99%               $24,631,356.72               4.30%

7.    100,000 -   250,000                       555                1.93%               $85,063,493.46              14.87%

8.    250,000 -   500,000                       188                0.65%               $65,773,279.73              11.50%

9.    500,000 - 1,000,000                        76                0.26%               $50,269,870.12               8.79%

10. 1,000,000 - 5,000,000                        68                0.24%              $125,420,027.61              21.92%

11.      Over   5,000,000                         3                0.01%               $17,241,437.35               3.01%


Total:                                       28,821                                   $572,175,482.12 (1)

(1)   Includes $628,571.06 of loan commitments

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                              IDENTIFIED PORTFOLIO
                               AS OF MAY 31, 2000


REMAINING INSTALLMENT TERM                 NUMBER OF                 PERCENT                     AGGREGATE            PERCENT OF
                                               ACCTS            OF NUMBER OF                   RECEIVABLES             AGGREGATE
                                                                       ACCTS                       BALANCE           RECEIVABLES
                                                                                                                         BALANCE
03 Months or Less                             10,502                  36.44%                $61,038,264.79                10.67%

04 to 06 Months                                9,807                  34.03%               $171,814,678.61                30.03%

07 to 09 Months                                8,099                  28.10%               $243,857,297.88                42.62%

10 to 12 Months                                  240                   0.83%                $49,885,125.68                 8.72%

13 to 18 Months                                   81                   0.28%                $15,767,741.77                 2.76%

More than 18 Months                               92                   0.32%                $29,812,373.39                 5.21%

Total:                                        28,821                                       $572,175,482.12 (1)


(1)  Includes $628,571.06 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                               AS OF MAY 31, 2000


STATES                                              AGGREGATE RECEIVABLES                   PERCENTAGE OF AGGREGATE
                                                                  BALANCE                       RECEIVABLES BALANCE
CALIFORNIA                                                $131,020,466.47                                    22.90%
TEXAS                                                      $72,955,981.05                                    12.75%
NEW YORK                                                   $44,408,141.95                                     7.76%
FLORIDA                                                    $33,368,895.08                                     5.83%
PENNSYLVANIA                                               $28,063,934.29                                     4.90%
NEW JERSEY                                                 $26,086,017.64                                     4.56%
OHIO                                                       $17,900,569.12                                     3.13%
WASHINGTON                                                 $13,886,255.03                                     2.43%
ILLINOIS                                                   $13,760,377.90                                     2.40%
MASSACHUSETTS                                              $12,718,048.70                                     2.22%
INDIANA                                                    $11,393,352.59                                     1.99%
GEORGIA                                                    $11,249,587.07                                     1.97%
COLORADO                                                    $9,916,641.41                                     1.73%
VIRGINIA                                                    $9,377,926.44                                     1.64%
NORTH CAROLINA                                              $9,321,191.78                                     1.63%
LOUISIANA                                                   $9,297,467.66                                     1.62%
MICHIGAN                                                    $9,211,540.13                                     1.61%
SOUTH CAROLINA                                              $8,658,170.27                                     1.51%
UTAH                                                        $7,562,754.98                                     1.32%
TENNESSEE                                                   $7,458,562.32                                     1.30%
KENTUCKY                                                    $7,408,360.12                                     1.29%
ALASKA                                                      $6,159,715.84                                     1.08%
OREGON                                                      $6,095,641.15                                     1.07%
MISSISSIPPI                                                 $5,986,959.65                                     1.05%
CONNECTICUT                                                 $5,567,859.21                                     0.97%
ARIZONA                                                     $5,500,352.23                                     0.96%
OKLAHOMA                                                    $4,862,085.03                                     0.85%
MARYLAND                                                    $4,844,146.99                                     0.85%
MISSOURI                                                    $4,786,801.67                                     0.84%
WEST VIRGINIA                                               $4,613,295.12                                     0.81%
ALABAMA                                                     $3,732,670.48                                     0.65%
NEVADA                                                      $3,414,564,79                                     0.60%
MINNESOTA                                                   $3,284,795.91                                     0.57%
ARKANSAS                                                    $3,202,386.57                                     0.56%
WISCONSIN                                                   $2,933,785.56                                     0.51%
IDAHO                                                       $2,905,967.21                                     0.51%
HAWAII                                                      $2,174,396.31                                     0.38%
NEBRASKA                                                    $2,017,563.60                                     0.35%
NEW HAMPSHIRE                                               $1,078,351.30                                     0.19%
IOWA                                                          $962,914.70                                     0.17%
MAINE                                                         $893,410.87                                     0.16%
KANSAS                                                        $645,626.39                                     0.11%
RHODE ISLAND                                                  $525,498.20                                     0.09%
MONTANA                                                       $429,758.43                                     0.08%
WYOMING                                                       $326,587.75                                     0.06%
SOUTH DAKOTA                                                  $156,351.37                                     0.03%
NEW MEXICO                                                     $30,355.85                                     0.01%
DISTRICT OF COLUMBIA                                           $18,991.98                                     0.00%
VERMONT                                                           $405.96                                     0.00%

Total:                                                    $572,175,482.12                                   100.00%

(1)  Includes $628,571.06 of loan commitments

                            LOAN LOSS EXPERIENCE (1)
                             (DOLLARS IN THOUSANDS)
                              IDENTIFIED PORTFOLIO

                                                            FIVE MONTHS
                                                           ENDED MAY 31,                           YEAR ENDED DECEMBER 31,
                                                           -------------                           -----------------------
                                                      2000              1999                  1999          1998         1997
                                                      ----              ----                  ----          ----         ----
Average Outstanding Principal                       $521,143          $518,921              $527,470      $536,913     $562,229
Balance (2)
Gross Charge-Offs                                        883             1,136                 2,756         3,010        1,002
Recoveries                                               404               413                 1,185           804          102
Net Charge-Offs                                          479               723                 1,571         2,206          900
Net Charge Offs as a                                   0.22% (3)         0.33% (3)              0.30%         0.41%        0.16%
Percentage of Average
Outstanding Principal Balance


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy

(2)  Based on the average beginning of the month balances.

(3)  Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                            AT MAY 31,                           AT DECEMBER 31,
                                                         2000        1999                1999          1998        1997
                                                         ----        ----                ----          ----        ----
Number of days a loan remains overdue after
cancellation of the related insurance policy

             31-89 days                                  0.28%       0.90%               0.95%         1.25%       1.17%

             90-270 days                                 0.62%       0.76%               0.69%         0.91%       0.93%

             Over 270 days (1)                           0.00%       0.00%               0.00%         0.00%       0.00%
                                                         ----        ----                ----          ----        ----
                 Total                                   0.90%       1.66%               1.64%         2.16%       2.10%
                                                         ====        ====                ====          ====        ====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                            FIVE MONTHS
                                                           ENDED MAY 31,                           YEAR ENDED DECEMBER 31,
                                                           -------------                           ----------------------

                                                    2000                   1999                1999         1998         1997
                                                    ----                   ----                ----         ----         ----
Average Month Principal Balance (1)               $521,143               $518,921            $527,470     $536,913     $562,229

Interest & Fee Income                               23,200                 22,719              53,879       60,676       63,462

Average Revenue Yield on Outstanding                 10.68% (3)             10.51% (3)          10.21%       11.30%       11.29%
Principal Balance Receivables (2)

(1)  Based on the average beginning of the month balances.

(2)  Line 2 divided by line 1.

(3)  Calculated on an annualized basis